        AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 26, 1998
                                                      REGISTRATION NO. 333-47633
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                   ON FORM S-8
                                  TO FORM S-4*

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------

                              THE TITAN CORPORATION
             (Exact name of Registrant as specified in its charter)
                              --------------------

               Delaware                                95-2588754
     (State or other jurisdiction                   (I.R.S. Employer
   of incorporation or organization)             Identification Number)

                             3033 Science Park Road
                            San Diego, CA 92121-1199
                    (Address of principal executive offices)
                              --------------------

                    Options Assumed By The Titan Corporation
                          Originally Granted Under the
                            Horizons Technology, Inc.
                         1988 Amended Stock Option Plan
                            (Full title of the Plan)
                              --------------------

                                   Ira Frazer
                             Senior Vice President,
                          General Counsel and Secretary
                              THE TITAN CORPORATION
                             3033 Science Park Road
                        San Diego, California 92121-1199
                     (Name and address of agent for service)
                              --------------------

                                 (619) 552-9500
          (Telephone number, including area code, of agent for service)

                                   Copies to:

                          M. Wainwright Fishburn, Esq.
                             Jeremy D. Glaser, Esq.
                               COOLEY GODWARD LLP
                        4365 Executive Drive, Suite 1100
                               San Diego, CA 92121
                                 (619) 550-6000
                              --------------------

*  See Explanatory Note following this cover page.


                                          CALCULATION OF REGISTRATION FEE

           ---------------------------------------------------------------------------------------------------------------
           ---------------------------------------------------------------------------------------------------------------

                                                              PROPOSED MAXIMUM        PROPOSED MAXIMUM       AMOUNT OF
                TITLE OF SECURITIES          AMOUNT TO         OFFERING PRICE            AGGREGATE          REGISTRATION
                  TO BE REGISTERED         BE REGISTERED          PER SHARE            OFFERING PRICE           FEE

           ---------------------------------------------------------------------------------------------------------------
            Common Stock, $.01 par value   3,675 shares              (1)                    (1)                 (1)

           ---------------------------------------------------------------------------------------------------------------
           ---------------------------------------------------------------------------------------------------------------

(1) Registration fee with respect to these shares was previously paid in connection with the filing of Registrant's Registration Statement on Form S-4 (File No. 333-47633) which was declared effective June 10, 1998. See Explanatory Note below.



                                EXPLANATORY NOTE

         The Titan Corporation amends its Registration Statement on Form S-4 (File No. 333-47633), effective June 10, 1998 by filing this Post-Effective Amendment No. 1 on Form S-8 to the Form S-4 relating to 3,675 shares of common stock of Titan issuable under the Horizons Technology, Inc. 1988 Amended Stock Option Plan.

         On June 30, 1998, by virtue of a merger of Sunrise Acquisition Sub, a wholly owned subsidiary of Titan with and into Horizons, each outstanding share of common stock of Horizons was converted into .367507 shares of Titan's common stock.

         Pursuant to the merger agreement, Horizons and Titan have taken the necessary actions to cause Titan's common stock to be issuable under Horizons option plan. Accordingly, Horizons common stock is no longer issuable under its option plan.

         This Registration Statement relates to 3,675 shares of Titan's common stock registered on the Form S-4, which were not issued at the time of the merger and that are issuable under the Horizons' option plan.


-------------------------------------------------------------------------------
-------------------------------------------------------------------------------


                                     2.

                                 PART II
           INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.       INCORPORATION OF DOCUMENTS BY REFERENCE.

The Registrant's Annual Report on Form 10-K/A for the fiscal year ended December 31, 1997, the Registrant's Quarterly Report on Form 10-Q/A for the quarter ended March 31, 1998, the Registrant's Quarterly Report Form 10-Q for the quarter ended June 30, 1998, the Registrant's Proxy Statement for the 1997 Annual Meeting of Stockholders filed pursuant to Rule 14a-6 of the Exchange Act, the Registrant's Prospectus/Joint Proxy Statement dated September 25, 1998, the Registrant's Registration Statement on Form S-4 (No. 333-60122) filed on September 24, 1998, the Registrant's Current Report on Form 8-K dated February 26, 1998 and June 30, 1998, as amended by Current Report on Form 8-K/A dated June 30, 1998, and the description of the common stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission by Electronic Memories and Magnetics Corporation, dated June 16, 1969; as amended by the Form 8 filed with the Commission by the Registrant on January 22, 1986, and the Form 8-B/A filed with the Commission by the Registrant on July 31, 1995, each as filed by the Registrant with the Commission, are hereby incorporated by reference in this registration statement except as superseded or modified herein. All documents subsequently filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such reports and documents.

ITEM 4.       DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.       INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement of such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interest, and, for criminal proceedings, had no reasonable cause to believe his or her conduct was illegal. A Delaware corporation may indemnify officers and directors against expenses (including attorney's fees) in connection with the defense or settlement of an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director actually and reasonably incurred.

      The Registrant's Bylaws contain a provision to limit the personal liability of the directors of the Registrant for violations of their fiduciary duty, except to the extent such limitation of liability is prohibited by the Delaware Law. This provision eliminates each director's liability to the Registrant or its stockholders for monetary damages except (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware Law providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions, or (iv) for any transaction from which a director derived an improper personal benefit. The Registrant's Bylaws provide that the Registrant shall indemnify directors and officers to the fullest extent permitted by law. The effect of these provisions is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence.

      In addition, Registrant has entered into indemnity agreements with its executive officers and directors whereby Registrant obligates itself to indemnify such officers and directors from any amounts which the officer or director becomes obligated to pay because of any claim made against him or her arising out of any act or omission committed while he or she is acting in his or her capacity as a director and/or officer of Registrant.

      Registrant maintains directors and officers liability insurance coverage that insures its officers and directors against certain losses that may arise out of their positions with the Registrant and insures the Registrant for liabilities it may incur to indemnify its officers and directors.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.     EXHIBITS.

EXHIBIT
NUMBER      DESCRIPTION OF DOCUMENT

 3.1        Registrant's Restated Certificate of Incorporation.(1)

 3.2 Registrant's Certificate of Amendment of Restated Certificate of Incorporation.(1)

 3.3        Registrant's Bylaws, as amended.(2)

 5.1        Opinion of Cooley Godward LLP.

23.1        Consent of Arthur Andersen LLP.

23.2        Consent of Arthur Andersen LLP.

23.3        Consent of Deloitte & Touche LLP.

23.4 Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1        Power of Attorney (included in Part II of this Registration
            Statement).

99.1        1988 Amended Stock Option Plan (the "1988 Plan").

99.2        Form of Stock Option under the 1988 Plan.

------------------

(1) Filed as an exhibit to Registrant's 1987 Annual Report on Form 10-K and incorporated herein by reference.
(2) Filed as an exhibit to Registrant's Quarterly Report on Form 10-Q dated November 13, 1995 and incorporated herein by reference.


ITEM 9.     UNDERTAKINGS.


       (a)    Rule 415 Offering.

              The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if this Registration Statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bonafide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b)  FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (h) REQUEST FOR ACCELERATION OF EFFECTIVE DATE OR FILING OF REGISTRATION STATEMENT ON FORM S-8.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, The Titan Corporation has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, County of San Diego, State of California, on October 23, 1998.

                              THE TITAN CORPORATION
                              By:
                                 /s/Gene W. Ray
                                 -----------------------------------------
                                 Gene W. Ray,
                                 Chief Executive Officer and President

                               POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gene W. Ray, Eric M. DeMarco and Ira Frazer, and each or any one of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement and any subsequent registration statement filed by the registrant pursuant to Rule 462(b) of the Securities Act of 1933, as amended, which relates to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.


SIGNATURE                                       TITLE                                                                DATE
/s/J. S. Webb
---------------------------------------------
J. S. Webb                                      Chairman of the Board of Directors                             October 23, 1998

/s/Gene W. Ray
---------------------------------------------   President and Chief Executive Officer
Gene W. Ray                                     (Principal Executive Officer) and Director                     October 23, 1998

/s/Eric M. DeMarco                              Executive Vice President and
---------------------------------------------   Chief Financial Officer
Eric M. DeMarco                                 (Principal Financial and Accounting Officer)                   October 23, 1998

/s/Charles R. Allen
---------------------------------------------
Charles R. Allen                                Director                                                       October 23, 1998

/s/Joseph F. Caligiuri
---------------------------------------------
Joseph F. Caligiuri                             Director                                                       October 23, 1998

/s/Daniel J. Fink
---------------------------------------------
Daniel J. Fink                                  Director                                                       October 23, 1998

/s/Robert E. La Blanc
---------------------------------------------
Robert E. La Blanc                              Director                                                       October 23, 1998

/s/Thomas G. Pownall
---------------------------------------------
Thomas G. Pownall                               Director                                                       October 23, 1998

                                     II-5

                                                   EXHIBIT INDEX


EXHIBIT
NUMBER       DESCRIPTION OF DOCUMENT
 3.1         Registrant's Restated Certificate of Incorporation.(1)

 3.2         Registrant's Certificate of Amendment of Restated Certificate of
             Incorporation.(1)

 3.3         Registrant's Bylaws, as amended.(2)

 5.1         Opinion of Cooley Godward LLP.

23.1         Consent of Arthur Andersen LLP.

23.2         Consent of Arthur Andersen LLP.

23.3         Consent of Deloitte & Touche LLP.

23.4         Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this
             Registration Statement.

24.1         Power of Attorney (included in Part II of this Registration
             Statement).

99.1         1988 Amended Stock Option Plan (the "1988 Plan").

99.2         Form of Stock Option under the 1988 Plan.

------------------

(1) Filed as an exhibit to Registrant's 1987 Annual Report on Form 10-K and incorporated herein by reference.

(2) Filed as an exhibit to Registrant's Quarterly Report on Form 10-Q dated November 13, 1995 and incorporated herein by reference.